Exhibit 10.1

AMENDMENT NO. 1

TO

SHARE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 to Share Purchase Agreement (“Amendment No.1”) is entered into as of the 14th day of November, 2019, but made effective as of July 15, 2019, by and between WAVETECH GmbH, a German corporation (the “Company”), and SPECTRUM GLOBAL SOLUTIONS, INC., a Nevada corporation (“Buyer”), for the purpose of amending that certain Share Purchase Agreement between the parties dated as of July 15, 2019 (the “Agreement”).

In consideration of the mutual promises and covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Article I of the Agreement is hereby amended to include the defined terms described on Exhibit A attached hereto and by this reference made a part hereof.

3. Section 2.2 of the Agreement is hereby replaced with Section 2.2 set forth on Exhibit B attached hereto and by this reference made a part hereof.

4. Section 2.3 of the Agreement is hereby replaced with Section 2.3 set forth on Exhibit C attached hereto and by this reference made a part hereof.

5. Section 2.4 of the Agreement is hereby replaced with Section 2.4 set forth on Exhibit D attached hereto and by this reference made a part hereof.

6. Section 2.5 of the Agreement is hereby deleted.

7. Section 4.15 of the Agreement is hereby replaced with Section 4.15 set forth on Exhibit E attached hereto and by this reference made a part hereof.

8. Section 5.15 of the Agreement is hereby replaced with Section 5.15 set forth on Exhibit F attached hereto and by this reference made a part hereof.

9. Section 6.1(a) of the Agreement is hereby replaced with Section 6.1(a) set forth on Exhibit G attached hereto and by this reference made a part hereof.

10. Section 6 of the Certificate of Designation, Preferences, Rights and Other Rights of Series C Preferred Stock of Spectrum, set forth in Schedule 2.5 of the Agreement, is hereby replaced with Section 6 set forth on Exhibit H attached hereto and by this reference made a part hereof.

11. Except as modified herein, the Agreement remains in full force and effect.

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IN WITNESS WHEREOF and intending to be legally bound thereby, the Parties have executed this Amendment No. 1 as of the date first set forth above.

COMPANY:

WAVETECH GmbH

By:	/s/Dag Valand
Dag Valand, Managing Director

BUYER:

SPECTRUM GLOBAL SOLUTIONS, INC.

By:	/s/Roger Ponder
Roger M. Ponder, Chairman and CEO

EXHIBIT A

“Assignment Agreement Shares” is defined in Section 2.2(a).

“Buyer’s Assurance Percentage” is defined in Section 6.1(a).

“Designee Shares” is defined in Section 2.2(a).

“Holder Percentage” is defined in Section 2.4(a).

“Holder’s Post-Closing SGSI Shares” is defined in Section 2.4(a).

“Maximum SGSI Closing Shares” is defined in Section 2.2(a).

“Pre-Closing Note Shares” is defined in Section 2.2(a).

“Post-Closing Deadline” is defined in Section 2.4(a).

“Revised Buyer’s Assurance Percentage” is defined in Section 2.4(b).

“Revised Sellers’ Assurance Percentage” is defined in Section 2.4(b).

“Sellers’ Assurance Percentage” is defined in Section 2.2(b).

“Series C Conversion Date” is defined in Section 2.2(b).

“Series B Warrants” and “Series B Warrant” are defined in Section 6.1(a).

“SGSI” means the Buyer.

“SGSI Fully-Diluted Shares” is defined in Section 2.2(b).

“SGSI Series C Preferred Stock” is defined in Section 2.2(a).

“Unissued Shares” is defined in Section 2.4(b).

EXHIBIT B

2.2 Maximum SGSI Closing Shares.

(a) The purchase price payable by Buyer as consideration for the sale and transfer of 100% of the issued and outstanding WaveTech Shares and conversion of the Pre-Closing Notes shall be in shares of Series C Preferred Stock of Buyer, with the terms set forth in the Certificate of Designation, Preferences, Rights and Other Rights of Series C Preferred Stock of Spectrum Global Solutions, Inc. in the form attached as Schedule 2.2 (the “SGSI Series C Preferred Stock). At the Closing, the aggregate number of shares if SGSI Series C Preferred Stock issuable by Buyer to the holders of Pre-Closing Notes and the holders of WaveTech Shares shall not exceed 8,000,000 shares, with the shares issuable to the holders of Pre-Closing Notes being referred to herein as the “Pre-Closing Note Shares” and the balance being referred to as the “Assignment Agreement Shares.” Upon each issuance of Pre-Closing Note Shares and/or Assignment Agreement Shares, Buyer shall make an additional issuance of whole and fractional shares of SGSI Series C Preferred Stock to certain parties as designated by WaveTech, in an amount equal to 0.111111 share for each Pre-Closing Note Share and/or Assignment Agreement Share issued (“Designee Shares”). As a result, the aggregate number of Pre-Closing Note Shares, Assignment Agreement Shares and Designee Shares issuable at Closing shall not exceed 8,888,888 shares of SGSI Series C Preferred Stock (the “Maximum SGSI Closing Shares”).

(b) Except as provided in Section 2.4(b), prior to the date the SGSI Series C Preferred Stock is to be converted into SGSI Common Shares (the “Series C Conversion Date”), the Buyer shall take all such action as may be necessary to ensure that the number of SGSI Common Shares issuable upon the conversion of the SGSI Series C Preferred Stock shall be not less than seventy-five percent (75%) (to be adjusted pro-rata based on the number of Assignment Agreements presented by the Company at Closing) of the SGSI Fully-Diluted Shares (defined below) as of the Series C Conversion Date (the “Sellers’ Assurance Percentage”). As used herein, “SGSI Fully-Diluted Shares” means the total number of whole and fractional SGSI Common Shares that would be issued and outstanding on the Series C Conversion Date if all convertible Debt, convertible preferred stock, warrants, options and other convertible securities of SGSI outstanding as of the Series C Conversion Date, including the Series B Warrants, were converted and/or exercised in accordance with their respective terms as of the Series C Conversion Date, other than the sum of (i) the aggregate number of whole and fractional SGSI Common Shares issuable upon the conversion of Post-Closing Notes, and (ii) the aggregate number of whole and fractional SGSI Common Shares issuable upon the exercise of options to purchase SGSI Common Shares pursuant to the terms contained in Post-Closing Notes.

EXHIBIT C

2.3 Initial SGSI Closing Shares. In the event the Assignment Agreements presented by the Company at Closing represent, in the aggregate, over 51% but less than 100% of the issued and outstanding WaveTech Shares as of the Closing Date (the “Closing Percentage”), then the initial aggregate number of shares of SGSI Series C Preferred Stock issuable by Buyer at the Closing as consideration for the Closing Percentage of WaveTech Shares sold at Closing and conversion of the Pre-Closing Notes shall be the number of whole and fractional shares of SGSI Series C Preferred Stock (the “Initial SGSI Closing Shares”) determined by the following formula:

[(Assignment Agreement Shares)(Closing Percentage)] + Pre-Closing Note Shares + Designee Shares issued at Closing

EXHIBIT D

2.4 Purchases Following Closing.

(a) In the event Section 2.3 is applicable, immediately following the Closing, Buyer shall reserve, until March 31, 2020 (the “Post-Closing Deadline”), the number of whole and fractional shares of SGSI Series C Preferred Stock determined by the following formula:

Maximum SGSI Closing Shares – Initial SGSI Closing Shares

Until the Post-Closing Deadline, Buyer shall accept an Assignment Agreement tendered by any holder of WaveTech Shares and issue to such holder the number of whole and fractional shares of SGSI Series C Preferred Stock (the “Holder’s Post-Closing SGSI Shares”) determined by the following formula:

(Assignment Agreement Shares) x (Holder Percentage),

Where the “Holder Percentage” is determined by dividing the total number of WaveTech Shares sold by the holder under its Assignment Agreement by the total number of WaveTech Shares issued and outstanding immediately prior to the Closing Date. Buyer shall also issue such number of whole and fractional Designee Shares determined by the formula in Section 2.2(a)

(b) Immediately following the Post-Closing Deadline, if the Maximum SGSI Closing Shares have not been issued (the difference between the Maximum SGSI Closing Shares and the total SGSI Shares issued pursuant to this Agreement shall be referred to as the “Unissued Shares”), then the Buyer’s Assurance Percentage shall be increased to the percentage determined by the following formula (the “Revised Buyer’s Assurance Percentage”):

30/[120 – [90 x (C/M)]],

Where

M = Maximum SGSI Closing Shares,

C = Unissued Shares, and

C/M and all other calculations shall be to six decimal places,

and the Sellers’ Assurance Percentage shall be decreased to the percentage determined by the following formula (“Revised Sellers’ Assurance Percentage”):

75% - [(Revised Buyer’s Assurance Percentage – 25%)]

EXHIBIT E

4.15 Litigation.

(a) Except as set forth on Schedule 4.15(a) of the Company Disclosure Schedules (such matters set forth thereon, the “Company Disclosed Litigation”) and/or Section 4.15(c) below, (i) no Claim is pending or, to the Company’s Knowledge, threatened against the Company or any of its directors or officers with respect to the business of the Company or affecting its business, assets, properties or operations as currently conducted, and there are no judgments or orders in force or outstanding against the Company, any of its assets or any of its directors or officers with respect to the business of the Company; and (ii) the Company has not received any notice of any potential Claim which may affect the validity or legality of this Agreement or the Transactions, or the ability of the Company or Sellers to execute, deliver and perform this Agreement and the Transactions.

(b) Except as set forth in Section 4.15(c), to the Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to result in the Company becoming subject to any such Claim.

(c) Notwithstanding any provision in this Agreement to the contrary, no Claim instituted or threatened by Keith Barksdale, BV Advisory Partners, LLC, Wavetech Global, Inc., Wavetech, Inc. and/or any of their respective Affiliates, either in the past or in the future, shall be deemed (i) to constitute a breach of any representation or warranty by the Company, (ii) to have a Material Adverse Effect, or (iii) to constitute an undisclosed liability of the Company.

EXHIBIT F

5.15 Litigation.

(a) Except as set forth on Schedule 5.15(a) of the Buyer Disclosure Schedules (such matters set forth thereon, the “Buyer Disclosed Litigation”) and/or Section 5.15(c) below, (i) no Claim is pending or, to the Buyer’s Knowledge, threatened against the Buyer or any of its directors or officers with respect to the business of the Buyer or affecting its business, assets, properties or operations as currently conducted, and there are no judgments or orders in force or outstanding against the Buyer, any of its assets or any of its directors or officers with respect to the business of the Buyer; and (ii) the Buyer has not received any notice of any potential Claim which may affect the validity or legality of this Agreement or the Transactions, or the ability of the Buyer to execute, deliver and perform this Agreement and the Transactions.

(b) Except as set forth in Section 5.15(c), to the Buyer’s Knowledge, there are no facts or circumstances that could reasonably be expected to result in the Buyer becoming subject to any such Claim.

(c) Notwithstanding any provision in this Agreement to the contrary, no Claim instituted or threatened by Keith Barksdale, BV Advisory Partners, LLC, Wavetech Global, Inc., Wavetech, Inc. and/or any of their respective Affiliates, either in the past or in the future, shall be deemed (i) to constitute a breach of any representation or warranty by the Buyer, (ii) to have a Material Adverse Effect, or (iii) to constitute an undisclosed liability of the Buyer.

EXHIBIT G

6.1 Conduct of Business Prior to Closing.

* * *

(a) issue or sell any equity securities or debt securities of the Company or Buyer, as applicable, which in the aggregate, amount to greater than $3,000,000 worth of securities, which such value shall be determined using the closing price of the Common Stock on the trading day immediately preceding the date of its issuance, other than (1) with respect to instruments outstanding as of the date hereof and either disclosed in public filings, in the case of the Buyer, or disclosed to the Buyer prior to the date hereof, in the case of the Company and (2) warrants in the form attached as Schedule 6.1(a) issuable upon exchange of the Buyer’s Series B Preferred Stock currently outstanding (collectively, the “Series B Warrants” and separately, a “Series B Warrant”), which shall be exercisable (but not before Closing) into an aggregate number of SGSI Common Shares determined in accordance with the terms of the Series B Warrant; provided, however, except as provided in Section 2.4(b), the Buyer shall take all such action as may be necessary to ensure that the maximum aggregate number of SGSI Common Shares issuable upon the exercise of the Series B Warrants shall not be more than twenty-five percent (25%) of the SGSI Fully-Diluted Shares (the “Buyer’s Assurance Percentage”).

EXHIBIT H

6. Conversion.

(a) On the second business day following the earlier of (i) the reverse split of the Common Stock, (ii) the listing of the Corporation on a national securities exchange and (iii) the six-month anniversary of the Closing Date (as defined below) (the “Series C Conversion Date”), without any further action, all outstanding shares of Series C shall automatically convert into an aggregate number of shares of Common Stock equal to the greater of (i) $90,000,000 (the “Aggregate Value”)/Strike Price (as defined below), or (ii) the Aggregate Value/$0.0325 (as adjusted for any reverse stock split or similar adjustment that may occur prior to the Series C Conversion Date). Provided, however, if a Triggering Event (as defined below) occurs, the Aggregate Value shall be reduced by the amount of any Losses (as defined below).

(b) For purposes hereof, a “Triggering Event” shall include any liability arising from a breach of the representations or warranties of WT GmbH (as defined below) contained in that certain Share Purchase Agreement dated July 15, 2019 and all amendments thereto (as amended, the “SPA”), by and between the Corporation and WaveTech GmbH, a corporation organized under the laws of the Republic of Germany (“WT GmbH”). “Closing Date” shall have the meaning ascribed to the term in the SPA. “Strike Price” shall mean the closing price per share of the Corporation’s Common Stock on the trading day immediately preceding the Series C Conversion Date.

(c) Each Holder shall be a third-party beneficiary and entitled to enforce the Corporation’s obligations under Sections 2.2, 2.3, 2.4, and 6.1(a) of the SPA, the terms of which are hereby incorporated herein by this reference, as though the Holder was a party to the SPA. In the event of any conflict between Section 6(a) and this Section 6(c), this Section 6(c) shall control.

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